GERALD METALS, INC.
HIGH RIDGE PARK STAMFORD, CT 06905 (203) 609-8300

TELEX. 620226
Fax: (203) 609-8301


February 26, 1997




Mr. Robert R. Gilmore
Vice President, Finance
& Chief Financial Officer
Dakota Mining Corporation
410 Seventeenth Street, Suite 2450
Denver, CO 80202

Dear Robbie:

I am pleased to outline our indicative terms under which Gerald Metals will provide a refining/purchase contract, pre-production advance facility and a standby facility for gold production from Dakota Mining Corporation. Our terms are subject to technical review, credit approval and legal due diligence and documentation. This letter does not constitute a committed offer.

1. BORROWER/SELLER: Dakota Mining Corporation ("Dakota") and its subsidiaries, Brohm Mining Corp. ("Brohm"), and Stibnite Mine Inc. and
Barrier Reef, Inc. ("Stibnite"), joint and several.

2. LENDER/BUYER Gerald Metals, Inc. ("Gerald")

3. AMOUNT:

A. Preproduction Advance Facility of U.S. $5,000,000
("Advance Facility").

B. Standby Facility of U.S. $2,500,000 ("Standby Facility").

The Advance Facility above shall be made in conjunction with a commercial gold refining/purchase contract between Gerald and Dakota.


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GERALD METALS, INC.
DAKOTA MINING CORPORATION
February 28, 1997
Page 2

4. PURPOSE:

A. Advance Facility
For the Gilt Edge Mine and seasonal startup of the Stibnite Mine, and general corporate purposes related thereto.

B. Standby Facility
Shall be used as a bridge facility for working capital needs of the Illinois Creek Mine.

5. SECURITY:

A. Continuing first-priority security interest on all personal property of Dakota, including Inventory Receivables, Equipment.

B. First security interest on all Inventory and Equipment at Brohm and Stibnite.

C. First mortgage on all Real Property and Personal Property at Brohm and Stibnite as applicable.

D. 100% of the Stock of Brohm Mining Corp.

E. 100% of the Stock of Stibnite Mine Inc., and Barrier Reef, Inc.

F. Guarantees of related companies as required.

G. During the term of the Standby Facility, Dakota shall assign the note and security interest related to the U.S. $3,000,000 loan to USMX.

6. DRAWDOWN:

A. The Advance Facility will be drawn at closing in the amount of U.S. $3,230,000 for the purpose of repaying the working capital facility dated April 22, 1996. Thereafter, the Advance Facility may be drawn down as mutually agreed, in minimum increments of U.S. $500,000. All funds must be drawn by March 31, 1998.

B. The Standby Facility may be drawn down after agreement by N.M.
Rothschild to the merger agreement between Dakota and USMX. Each drawdown shall be in a minimum amount of U.S. $250,000.

7. REPAYMENT:
GERALD METALS, INC.
DAKOTA MINING CORPORATION
February 28, 1997
Page 3


A. The Advance Facility is to be repaid in five consecutive monthly payments of U.S. $1,000,000, beginning June 30, 1998. Dakota will have the ability to prepay the Advance Facility. Dakota will be responsible for breakage costs, if any.
B. The Standby Facility is to be repaid in full by July 31, 1997.

8. INTEREST RATE:

LIBOR plus 2.25 percent per annum payable monthly in arrears on any outstanding balance.

9. REFINING/PURCHASE CONTRACT:

Dakota shall enter into a commercial refining/purchase contract with Gerald for 80 percent of the gold production from Dakota and its subsidiaries for a term of three years from the date of this Facility. Pricing shall be by mutual agreement and under the following trading facilities:

SPOT: Dakota shall make such sales to Gerald at spot market bid prices for gold at any time(s) during normal business hours in New York. In addition, Gerald will accept firm offers at specific prices to work on behalf of Dakota during Gerald's business day or on a 24-hour basis using Gerald's European and Far East offices.

FORWARD Gerald shall provide Dakota with a forward pricing facility.

OPTIONS: Gerald shall provide Dakota quotes for physical bullion options for both puts and calls.

Forwards and options are subject to our standard trading and margin agreements. Physical gold shall be delivered in accordance with separate refining contract.

10. HEDGING REQUIREMENTS:

Prior to closing of the Advance Facility, Dakota shall implement a gold hedging program with Gerald for approximately 70,000 troy ounces at a price to be mutually agreed.

11. FACILITY FEE:

A. U.S. $150,000 Payable at closing of this Advance Facility.

B. Dakota shall grant to Gerald a one-year gold call option for 5,000 troy ounces of gold struck at U.S. $385 per troy ounce.

GERALD METALS, INC.
DAKOTA MINING CORPORATION
February 28, 1997
Page 4

C. 5-year option from the date of closing to purchase 100,000 fully registered shares of Dakota stock at the market on the day of closing.

12. COMMITMENT FEE:

 .50 percent per annum to be calculated on the undrawn portion of the Facilities, pro rated for the period of availability of each Facility.

13. LEGAL FEES:

All charges and expenses, including those of special and local counsel incurred by Gerald in connection with the proposed Facilities, including but not limited to, legal costs incurred in connection with the preparation of appropriate legal documents shall be for Dakota's account. Gerald has established a cap on its legal fees of U.S. $20,000.

14. CONSULTING FEES:

All charges and expenses incurred by Gerald's independent consultant to review the engineering studies and inspect the mines from time to time shall be for Dakota's account.

15. CONDITIONS PRECEDENT TO LENDING:

A. Advance Facility:

Customary provisions for this type of financing, including but not limited to:

Mine operating review for Stibnite and Anchor Hill, done by William Calhoun, with results acceptable to Gerald:

Issuance of all required permits;

Satisfactory completion of legal and financial due diligence;

Perfection of Security Interest;

Receipt of final credit approval.

B. Standby Facility:

Provisions listed in A. above.

Agreement of N.M. Rothschild to the merger between Dakota and USMX.


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GERALD METALS, INC.
DAKOTA MINING CORPORATION
February 28, 1997
Page 5

16. EVENTS OF DEFAULT:

Customary  for this type of financing  including,  without  limitation,  payment
default,   material   adverse   change,   violation   of   covenants,   loss  of
licenses/permits and cross-default with other obligations of Dakota.

17. FORCE MAJEURE:

Neither an event of force majeure nor political interference shall void any of the obligations of the borrower hereunder.

18. GOVERNING LAW:

The laws of the State of New York.

19. OTHER

A. These terms are conditional upon entering into an intercreditor agreement covering the guaranty issued by Dakota to N.M. Rothschild, a purchase/refining contract, and related documents in form and substance satisfactory to Gerald and our counsel which may include terms and conditions not expressly described herein.

B. This agreement supersedes all previous discussions and agreements whether written or verbal relating to this transaction.

C. Mine operating reports as may be required.

Please confirm you agreement by signing where indicated below and returning to us by fax.

Very truly yours, ACCEPTED:

GERALD METALS INC. DAKOTA MINING CORPORATION



Robert C. Kaeser Robert R. Gilmore
Vice President Vice President, Finance
& Chief Financial Officer